UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2020

AMERIPRISE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Ameriprise Financial Center Minneapolis, Minnesota	55474
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock (par value $.01 per share)	AMP	The New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 2, 2020, Ameriprise Financial, Inc. (the “Company”) issued $500,000,000 principal amount of its 3.000% Senior Notes due 2025 (the “Notes”). The Notes were issued in the form filed as Exhibit 4.1 hereto and were sold pursuant to the Underwriting Agreement (the “Underwriting Agreement”) which the Company entered into on March 31, 2020 with BofA Securities, Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and HSBC Securities (USA) Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”). The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The Notes were offered and sold pursuant to the prospectus supplement dated March 31, 2020, to the prospectus dated February 28, 2018, each filed with the Securities and Exchange Commission (the “Commission”) as part of the Company’s registration statement on Form S-3 (Registration No. 333-223309) (the “Registration Statement”).

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Notes sold pursuant to the Underwriting Agreement will be governed by the terms of an Indenture, dated as of May 5, 2006, entered into with U.S. Bank National Association, as trustee. The Notes will be senior unsecured obligations of the Company and will rank prior to all of the Company’s subordinated indebtedness and on an equal basis with all of the Company’s other senior unsecured indebtedness. Interest on the Notes will accrue at a rate of 3.000% per annum and will be payable semi-annually in arrears on each April 2 and October 2, commencing October 2, 2020.

The Company may, at its option, at any time and from time to time redeem the Notes in whole or in part, on not less than 15 nor more than 60 days’ prior notice sent to each holder of the Notes, at the applicable redemption price described below:

(i)                 At any time before March 2, 2025 (the “Par Call Date”), the Notes will be redeemable at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due if the Notes matured on the Par Call Date, not including any portion of such payments of interest accrued as of the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 45 basis points, plus, in each case, accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date.

(ii)               At any time on or after the Par Call Date, the Notes will be redeemable at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date.

Delivery of the Notes in book-entry form only through the facilities of The Depository Trust Company was made on April 2, 2020. The following documents relating to the Notes are filed herewith as exhibits and incorporated by reference into this Form 8-K and the Registration Statement: (i) the form of the Notes and (ii) the opinion of David H. Weiser, Esq. The foregoing summary of the Notes is qualified in its entirety by reference to the form of the Notes attached hereto.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated March 31, 2020, among the Company and BofA Securities, Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and HSBC Securities (USA) Inc., as representatives of the several underwriters.

Exhibit 4.1	Form of 3.000% Senior Note due 2025.

Exhibit 5.1	Opinion of David H. Weiser, Esq.

Exhibit 23.1	Consent of David H. Weiser, Esq. (included as part of Exhibit 5.1).

Exhibit 101	Cover page is formatted in iXBRL (Inline eXtensible Business Reporting Language)

Exhibit 104	Cover page is formatted in iXBRL (Inline eXtensible Business Reporting Language) and contained in Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(Registrant)

Date: April 2, 2020	By:	/s/ Walter S. Berman
	Name:	Walter S. Berman
	Title:	Chief Financial Officer